UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 1, 2013

WINTRUST FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Illinois	001-35077	36-3873352
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9700 W. Higgins Road, Suite 800 Rosemont, Illinois		60018
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code (847) 939-9000
(Former name or former address, if changed since last year)
727 N. Bank Lane
Lake Forest, Illinois 60045

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.	Unregistered Sales of Equity Securities.
On May 1, 2013 (the “Closing Date”), Wintrust Financial Corporation, an Illinois corporation (“Wintrust”) completed its previously-announced acquisition (the “Acquisition”) of First Lansing Bancorp, Inc., an Illinois corporation (“First Lansing”). First Lansing is the parent company of First National Bank of Illinois. On the Closing Date, in exchange for all of the outstanding shares of capital stock of First Lansing, Wintrust paid aggregate consideration of approximately $15.4 million in cash and 648,287 shares of common stock of Wintrust, no par value per share, subject to reduction due to the payment of cash in lieu of fractional shares.
The shares of Wintrust common stock issued in connection with the Acquisition were issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon exemptions from registration pursuant to Section 4(a)(2) under the Securities Act and Regulations D and/or S thereunder.

Item 8.01.	Other Events.
On May 1, 2013, Wintrust issued a press release regarding the closing the Acquisition. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits

Exhibit

99.1	Press release dated May 1, 2013.

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Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WINTRUST FINANCIAL CORPORATION
(Registrant)

By:	/s/Lisa J. Pattis
Lisa J. Pattis
Executive Vice President, General Counsel and Corporate Secretary
Date: May 1, 2013

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INDEX TO EXHIBITS

Exhibit

99.1	Press release dated May 1, 2013.

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